                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12


                            NORTHWEST BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                [NORTHWEST LOGO]



October 20, 2003


Dear Stockholder:

We cordially invite you to attend the 2003 Annual Meeting of Stockholders of Northwest Bancorp, Inc. (the "Company"), the parent company of Northwest Savings Bank and Jamestown Savings Bank. The Annual Meeting will be held at the Knights of Columbus Hall, located at 219 Second Avenue, Warren, Pennsylvania, at 11:00 a.m. (Pennsylvania time) on November 19, 2003.

The enclosed Notice of Annual Meeting and Proxy Statement describes the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of our independent auditors, will be present to respond to any questions that stockholders may have.

The business to be conducted at the Annual Meeting includes the election of two directors and the ratification of the appointment of KPMG LLP as auditors for the Company's 2004 fiscal year.

The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

Also enclosed for your review is our 2003 Annual Report to Stockholders, which contains detailed information concerning the activities and operating performance of the Company. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.


Sincerely,



William J. Wagner
Chairman of the Board,
President and Chief Executive Officer

                             NORTHWEST BANCORP, INC.
                                301 Second Avenue
                         Warren, Pennsylvania 16365-2353
                                 (814) 726-2140

                                    NOTICE OF
                       2003 ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held On November 19, 2003

         Notice is hereby given that the 2003 Annual Meeting of Northwest Bancorp, Inc. (the "Company"), will be held at the Knights of Columbus Hall, 219 Second Avenue, Warren, Pennsylvania, on November 19, 2003 at 11:00 a.m. Pennsylvania time.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

         1.       The election of two directors of the Company;
         2. The ratification of the appointment of KPMG LLP as auditors for the Company for the fiscal year ending June 30, 2004; and

such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on September 30, 2003, are the stockholders entitled to vote at the Meeting, and any adjournments thereof.

         EVEN IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY THAT YOU GIVE MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. YOU MAY REVOKE A PROXY BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.


                             By Order of the Board of Directors



                             Gregory C. LaRocca
                             Executive Vice President and Corporate Secretary

Warren, Pennsylvania
October 20, 2003



--------------------------------------------------------------------------------
A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT


                             NORTHWEST BANCORP, INC.
                                301 Second Avenue
                         Warren, Pennsylvania 16365-2353
                                 (814) 726-2140


                       2003 ANNUAL MEETING OF STOCKHOLDERS
                                November 19, 2003


         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Northwest Bancorp, Inc. (the "Company") to be used at the 2003 Annual Meeting of Stockholders of Northwest Bancorp, Inc. (the "Meeting"), which will be held at the Knights of Columbus Hall, 219 Second Avenue, Warren, Pennsylvania, on November 19, 2003, at 11:00 a.m., Pennsylvania time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about October 23, 2003.

                              REVOCATION OF PROXIES

         Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. YOU MUST SIGN AND RETURN YOUR PROXY TO THE COMPANY IN ORDER FOR YOUR VOTE TO BE COUNTED. PROXIES RECEIVED BY THE COMPANY WHICH ARE SIGNED, BUT CONTAIN NO INSTRUCTIONS FOR VOTING, WILL BE VOTED "FOR" THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT FOR CONSIDERATION AT THE MEETING.

         Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, Gregory C. LaRocca, at the address of the Company shown above, or by returning a duly executed proxy bearing a later date. The presence at the Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Holders of record of the Company's common stock, par value $0.10 per share (the "Common Stock"), as of the close of business on September 30, 2003 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, there were 47,723,227 shares of Common Stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

         As to the election of directors, the Proxy Card being provided by the Board of Directors enables a stockholder to vote FOR the election of the nominees proposed by the Board, or to WITHHOLD AUTHORITY to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.

         As to the ratification of KPMG LLP as the Company's independent auditors, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The affirmative vote of holders of a majority of the votes cast at the Meeting in person or by proxy, without regard to broker non-votes, is required for the ratification of KPMG LLP as auditors for the fiscal year ending June 30, 2004. Shares as to which the "ABSTAIN" box has been selected on the proxy card will be counted as shares present and entitled to vote and will have the same effect as a vote against the matter.

         Management of the Company anticipates that Northwest Bancorp, MHC (the "Mutual Holding Company"), the majority stockholder of the Company, will vote all of its shares in favor of all the matters set forth above. If the Mutual Holding Company votes all of its shares in favor of each proposal, the approval of each proposal would be assured.

         Persons and groups who beneficially own in excess of 5% of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). The following table sets forth, as of September 30, 2003, the shares of Common Stock beneficially owned by each person who was the beneficial owner of more than 5% of the outstanding shares of Common Stock.

                                          AMOUNT OF SHARES
                                          OWNED AND NATURE     PERCENT OF SHARES
NAME AND ADDRESS OF                         OF BENEFICIAL       OF COMMON STOCK
 BENEFICIAL OWNERS                          OWNERSHIP (1)         OUTSTANDING
-------------------                       ----------------     -----------------
Northwest Bancorp, MHC                       28,110,698               58.9%
301 Second Avenue
Warren, Pennsylvania 16365

Northwest Bancorp, MHC,                      28,950,950               60.7%
  and all the Company's directors and
  executive officers as a group
  (13 directors and officers) (2)

----------
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.
(2) Includes shares of Common Stock held by Mutual Holding Company, of which the Company's executive officers and directors are also executive officers and trustees. Excluding shares of Common Stock held by the Mutual Holding Company, the Company's executive officers and directors owned 840,252 shares of Common Stock, or 1.8% of the outstanding shares.

                        PROPOSAL I--ELECTION OF DIRECTORS

         The Company's Board of Directors consists of nine members. The Company's bylaws provide that approximately one-third of the directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period, or a shorter period if the director is elected to fill a vacancy, and until their respective successors shall have been elected and shall qualify. Two directors will be elected at the Meeting and will serve until their successors have been elected and qualified. The Nominating Committee has nominated Richard L. Carr and John M. Bauer to serve as directors for three-year terms. All of the nominees are currently members of the Board of Directors.

         The table below sets forth certain information regarding the composition of the Company's Board of Directors as of September 30, 2003, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified below. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

                                                                                              Shares of
                                           Positions                                         Common Stock
                                          Held in the         Director     Current Term      Beneficially    Percent
        Name (1)            Age             Company           Since (2)      to Expire        Owned (3)      of Class
        --------            ---             -------           ---------      ---------        ---------      --------

                                                      NOMINEES

Richard L. Carr              62            Director             1982           2003             54,801 (4)       *
John M. Bauer                61            Director             1999           2003             18,929 (5)       *

                                          DIRECTORS CONTINUING IN OFFICE
Robert G. Ferrier            63            Director             1980           2004             38,346 (6)       *
Richard E. McDowell          60            Director             1972           2004             72,929 (7)       *
Joseph T. Stadler            72            Director             1970           2004             34,520 (8)       *
Joseph F. Long               61            Director             2001           2004             27,269 (9)       *
William J. Wagner            49     Chairman of the Board,      1994           2005            175,620 (10)      *
                                     President and Chief
                                      Executive Officer
Thomas K. Creal, III         64            Director             1982           2005             10,000 (11)      *
A. Paul King                 60            Director             2001           2005             17,435 (12)      *

                                      EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Gregory C. LaRocca           52         Executive Vice           N/A            N/A             89,269 (13)      *
                                   President-Administration
                                    and Corporate Secretary
Robert A. Ordiway            55         Executive Vice           N/A            N/A             96,694 (14)      *
                                       President- Retail
                                     Delivery of Northwest
                                         Savings Bank
Raymond R. Parry             66         Executive Vice           N/A            N/A            115,243 (15)      *
                                     President-Lending of
                                    Northwest Savings Bank
James E. Vecellio            54           Senior Vice            N/A            N/A             89,197 (16)      *
                                     President-Information
                                            Systems


--------------
*    Less than 1%.
(1) The mailing address for each person listed is 301 Second Avenue, Warren, Pennsylvania 16365-2353.
(2) Reflects initial appointment to the Board of Directors of Northwest Savings Bank for directors elected prior to 1998. Each director of the Company is also a trustee of Northwest Bancorp, MHC, which owns the majority of the issued and outstanding shares of Common Stock.
(3) See definition of "beneficial ownership" in the table in "Voting Securities and Principal Holders Thereof." (4) Includes options to purchase 28,000 shares of Common Stock which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(5) Includes options to purchase 8,000 shares of Common Stock which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(6) Includes options to purchase 28,000 shares of Common Stock which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(7) Includes options to purchase 19,200 shares of Common Stock which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(8) Includes options to purchase 16,000 shares of Common Stock which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(9) Includes options to purchase 7,200 shares of Common Stock which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(10) Includes options to purchase 89,560 shares of Common Stock which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(11) Includes options to purchase 6,000 shares of Common Stock which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(12) Includes options to purchase 7,200 shares of Common Stock which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(13) Includes options to purchase 29,620 shares of Common Stock which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(14) Includes options to purchase 32,620 shares of Common Stock which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(15) Includes options to purchase 40,620 shares of Common Stock which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(16) Includes options to purchase 41,600 shares of Common Stock which are exercisable within 60 days of the date as of which beneficial ownership is being determined. Includes options to purchase 2,728 shares as well as 7,908 shares held by such person's spouse.

         The principal occupation during the past five years of each director of the Company is set forth below. All directors have held their present positions for five years unless otherwise stated.

         William J. Wagner was named President and Chief Executive Officer of Northwest Savings Bank (the "Bank") on August 1, 1998, President and Chief Executive Officer of the Company in June 2001 and Chairman of the Board of the Bank and the Company in July 2003. Mr. Wagner was the Chief Financial Officer of the Bank since 1984 and was named Chief Operating Officer in 1996. Mr. Wagner was appointed Executive Vice President in 1992 and was elected to the Board of Directors in 1994. Mr. Wagner is a certified public accountant. Mr. Wagner is also Secretary/Treasurer and a Director of Jamestown Savings Bank, a New York-chartered savings bank and wholly-owned subsidiary of the Company.

         John M. Bauer is co-founder, partner and President of Contact Technologies, Inc., an electrical component manufacturer in St. Marys, Pennsylvania. He has served in that capacity since 1989.

         Thomas K. Creal, III is an architect in the architectural firm of Habiterra Architects, in Warren, Pennsylvania, and has been an owner/partner in the firm's predecessor since 1969.

         Richard L. Carr served as Superintendent of the Titusville Area School District, Titusville, Pennsylvania from 1986 until his retirement in 1996.

         Robert G. Ferrier has been President of Ferrier Hardware, Inc. since 1957 and President of Drexel Realty, Erie, Pennsylvania since 1972.

         A. Paul King has been President of Stevens & King Oral Surgery in Erie since 1999, and was Vice President from 1974 through 1999. Dr. King was previously a Director of The Heritage Trust Company which was acquired by Northwest Savings Bank in 2000.

         Joseph F. Long has served as President of the Passavant Hospital Foundation in Pittsburgh, Pennsylvania since January 2000. Mr. Long is a certified public accountant, and retired as a partner of KPMG LLP in January 2000. During Mr. Long's 36 years at KPMG LLP he held positions including Regional Partner in charge of thrift practice for the third Federal Home Loan Bank District and partner in charge of financial service assurance based consulting services for KPMG LLP's mid-Atlantic area. He was also a member of the KPMG LLP firm-wide Audit Committee.

         Richard E. McDowell is President Emeritus of the University of Pittsburgh at Bradford, Bradford, Pennsylvania. He served as President of the University from 1970 until August 2002.

         Joseph T. Stadler retired as Vice President-Manufacturing of Superior Bronze Corporation in Erie, Pennsylvania in January 1995.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         Gregory C. LaRocca was employed by the Bank beginning in 1992, and currently serves as Executive Vice President of the Investment Products and Services Group and Corporate Secretary for the Bank and the Company. He was previously Chief Executive Officer of American Federal Savings, which merged with the Bank in March of 1992.

         Robert A. Ordiway has been employed by the Bank since 1975, most recently as Executive Vice President of the Retail Delivery Systems Group. Mr. Ordiway is also a Director of Jamestown Savings Bank.

         Raymond R. Parry has been employed by the Bank since 1981, most recently as Executive Vice President of the Lending Group and is President of Northwest Consumer Discount Company, a wholly owned subsidiary of the Bank.

         James E. Vecellio was employed by the Bank beginning in 1977, and currently serves as Senior Vice President of Information Systems for the Bank and the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The business of the Company is conducted at regular and special meetings of the full Board and its standing committees. The standing committees consist of the Executive, Audit, Executive Compensation, Personnel and Pension, Risk Management, Long Range Planning, Trust and Community Reinvestment/Compliance Committees. The full Board of Directors acts as Nominating Committee for the Company. Mr. Wagner, Chairman of the Board and President of the Company, is an ex officio member of each of the committees, except for the Audit and Executive Compensation Committees. During the fiscal year ended June 30, 2003, the Board of Directors met at twelve regular meetings and no special meetings were called. No member of the Board or any committee thereof attended less than 75% of said meetings.

         The Executive Compensation Committee consists of Directors Carr, who serves as Chairman, Bauer, Creal, King and Stadler. The committee meets annually to review the performance of the Chief Executive Officer and other executive officers, and approves changes to the base compensation, as well as the level of bonus, if any, to be awarded to such officers. The committee met one time during the fiscal year ended June 30, 2003.

         The Audit Committee consists of Directors Bauer, who serves as Chairman, Carr, Long and Stadler. This committee meets with the internal auditor to review audit programs and the results of audits of specific areas as well as other regulatory compliance issues. In addition, the Audit Committee meets with the independent certified public accountants on a quarterly basis to discuss the quarterly earnings release and on an annual basis to review the results of the annual audit and other related matters. Each member of the Audit Committee is "independent" as defined in the listing standards of the National Association of Securities Dealers. The Company's Board of Directors has adopted a written charter for the Audit Committee, which is attached as Appendix A. The Audit Committee met four times during the fiscal year ended June 30, 2003.

         The Personnel and Pension Committee of the Board of Directors consists of Directors Carr, who serves as Chairman, Bauer, Creal, King, Stadler and Wagner. The committee meets when needed to review all employment policies and the performance and remuneration of the officers and employees of the Company, and to review and approve all compensation and benefit programs implemented by the Company and all matters relating to pension plan administration. The committee met six times during the fiscal year ended June 30, 2003.

AUDIT COMMITTEE REPORT

         The Audit Committee has issued a report which states as follows:

         - We have reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended June 30, 2003;

         - We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No 61; and

         - We have received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and have discussed with the independent accountants their independence.

         - Based on the review and discussions referred to above, we recommend to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003.

         This report has been provided by the Audit Committee, which consists of Directors Bauer, who serves as Chairman, Carr, Long and Stadler.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Common Stock to file a Form 3, 4 or 5 on a timely basis. Based on the Company's review of such ownership reports, no officer, director or 10% beneficial owner of the Company failed to file such ownership reports on a timely basis for the fiscal year ended June 30, 2003.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Executive Compensation Committee determines the salaries to be paid each year to the Chief Executive Officer and other executive officers of the Company. The Executive Compensation Committee consists of Directors Carr, who serves as Chairman, Bauer, Creal, King and Stadler.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to its Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Company's Executive Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

         The Executive Compensation Committee annually reviews the performance of the Chief Executive Officer and other executive officers, and approves changes to base compensation as well as the level of bonus, if any, to be awarded to such officers. Mr. Wagner served as Chief Executive Officer during the fiscal year ended June 30, 2003. Mr. Wagner's base salary was determined by actual current market survey data relevant to peer group asset size and geographic location (national, regional and local). In addition, the Executive Compensation Committee recommends bonuses to be awarded to the Chief Executive Officer and certain other officers based on a numerical formula relating to the Company's return on average equity. Based on this formula, and the Company's return on average equity of 13.61% for the fiscal year ended June 30, 2002, a bonus of 20.5% was awarded to Mr. Wagner, which was paid during the fiscal year ended June 30, 2003. Based on the Company's return on average equity of 12.36% for the fiscal year ended June 30, 2003, a bonus of 20.5% will be awarded to Mr. Wagner, which will be paid during the fiscal year ending June 30, 2004. Mr. Wagner was also paid the holiday bonus discussed below.

         In determining whether the base salary of other executive officers should be adjusted, the Company's Executive Compensation Committee takes into account individual performance, performance of the Company, the size of the Company, the complexity of its operations, and information regarding compensation paid to executives performing similar duties for financial institutions in the Company's market area. In addition, all employees of the Company, including officers, generally receive a holiday bonus ranging from 2% of base compensation for employees with one year of service to 5% of base compensation for those with five or more years of service.

         While the Executive Compensation Committee does use comparable industry market data to determine changes in compensation, it has also emphasized earnings, profitability and return on average equity as factors in setting total compensation. The Company's Personnel and Pension Committee continues to function as it has in the past, excluding the criteria and compensation matters as referenced above. Other non-quantitative factors considered by the Personnel and Pension Committee in fiscal 2003 included general management oversight of the Company, the quality of communication with the Personnel and Pension Committee, and the productivity of employees. Finally, the Personnel and Pension Committee considered the standing of the Company with customers and the communities it serves, as evidenced by the level of customer/community complaints and compliments. While each of the quantitative and non-quantitative factors described above was considered by the Executive Compensation Committee and/or the Personnel and Pension Committee, such factors were not assigned a specific weight in evaluating the performance of the Company's executives. Rather, all factors were considered, and based upon the effectiveness of such officers in addressing each of the factors, and the range of compensation paid to officers of peer institutions, the Executive Compensation Committee approved salary increases for the Company's four executive officers, as well as Mr. Wagner's direct reports.

         This report has been provided by the Executive Compensation Committee consisting of Directors Carr, Chairman, Bauer, Creal, King and Stadler.

STOCK PERFORMANCE GRAPH

         Set forth hereunder is a stock performance graph comparing (a) the cumulative total return on the Common Stock between June 30, 1998 and June 30, 2003, (b) the cumulative total return on stocks included in the Total Return Index for the Nasdaq Stock Market (US) over such period, and (c) the cumulative total return on stocks included in the Nasdaq Bank Index over such period. Cumulative return assumes the reinvestment of dividends, and is expressed in dollars based on an assumed investment of $100.

         There can be no assurance that the Company's stock performance will continue in the future with the same or similar trend depicted in the graph. The Company will not make or endorse any predictions as to future stock performance.

                            NORTHWEST BANCORP, INC.

                        [TOTAL RETURN PERFORMANCE GRAPH]

INDEX                                                        PERIOD ENDING
---------------------------  --------------  ---------  ----------  ----------  ----------  ----------
                                  6/30/98     6/30/99     6/30/00     6/30/01     6/30/02     6/30/03
Northwest Bancorp, Inc.           100.00        64.19       45.02       70.13       90.16      111.81
NASDAQ - Total US*                100.00       143.67      212.43      115.39       78.60       87.64
NASDAQ Bank Index*                100.00        98.77       80.98      112.34      125.92      127.77

* Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago, 2003.
  SNL Financial LC (C)2003

EXECUTIVE COMPENSATION

         The following table sets forth for the fiscal years ended June 30, 2003, 2002 and 2001, certain information as to the total remuneration paid by the Company to Mr. Wagner, who serves as President and Chief Executive Officer, and certain information as to the total remuneration paid by the Company to the four most highly compensated executive officers of the Company or the Bank other than Mr. Wagner for the fiscal year ended June 30, 2003 ("Named Executive Officers").

                                     ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                               ------------------------------- ----------------------------------
                                                                         AWARDS         PAYOUTS          ALL
                                                     OTHER     ---------------------- -----------       OTHER
                      YEAR                           ANNUAL     RESTRICTED                             COMPEN-
      NAME AND        ENDED    SALARY                COMPEN-      STOCK      OPTION/     LTIP          SATION
 PRINCIPAL POSITION    6/30    (1)($)      BONUS($)  SATION(2)   AWARDS(#)   SARS(#)   PAYOUTS         (3)($)
 ------------------    ----    ------      --------  ---------   ---------   -------   -------         ------

William J. Wagner      2003    354,428     83,446       --           --          --        --          17,522
President and Chief    2002    324,077     67,204       --           --         8,600      --          16,207
Executive Officer      2001    285,060     70,375       --           --          --        --          19,059

Gregory C. LaRocca     2003    149,574     31,134       --           --          --        --          12,475
Executive Vice         2002    139,596     26,442       --           --         4,300      --          12,000
President,             2001    122,500     27,688       --           --          --        --          13,390
Administration and
Corporate Secretary

Robert A. Ordiway      2003    156,872     33,989       --           --          --        --          12,339
Executive Vice         2002    142,596     27,092       --           --         4,300      --          10,471
President-Retail       2001    125,500     28,438       --           --          --        --           9,832
Delivery

Raymond R. Parry       2003    151,528     33,181       --           --          --        --          19,950
Executive Vice         2002    139,596     26,442       --           --         4,300      --          18,217
President-Lending      2001    122,500     27,688       --           --          --        --          14,515

James E. Vecellio      2003    120,057     26,948       --           --          --        --          10,572
Senior Vice            2002    113,908     23,495       --           --         4,300      --          10,535
President-Information  2001    110,000     25,200       --           --          --        --          12,035
Systems

----------
(1) Includes amounts deferred at the election of named officers pursuant to the Northwest Retirement Savings Plan (the "401(k) Plan").
(2) For the fiscal years ended June 30, 2003, 2002 and 2001, there were no perquisites exceeding the lesser of $50,000 or 10% of the individual's total salary and bonus for the year.
(3) Includes shares awarded pursuant to the Company's employee stock ownership plan, amounts paid for life insurance premiums, and Bank contributions to the 401(k) Plan.

DIRECTORS' COMPENSATION

         As of July 1, 2003, nonemployee directors of the Company and the Bank are paid a retainer of $12,000 per year plus $550 for each board meeting of the Bank and the Company attended or $450 if participating via conference call. Nonemployee members of the Executive, Executive Compensation, Trust, Audit, Risk Management, Long Range Planning, Personnel and Pension, and Community Reinvestment/Compliance Committees are paid a total of $600 for attendance at committee meetings for both the Company and the Bank, or a total of $500 if such committee meetings are held on a day of regularly scheduled Board meetings or if the meetings are held via conference call. Nonemployee directors also receive life insurance.

         The Company sponsors a non-tax qualified deferred compensation plan for directors (the "Deferred Compensation Plan") that enables a director to elect to defer all or a portion of his directors' fees. The amounts deferred are credited with interest at the rate paid on the Company's five-year certificate of deposit. Deferred amounts are payable upon retirement of a director on or after attaining age 59-1/2 but no later than age 72, in the form of a lump sum or in five or ten equal installments. Payments to a director, or to his designated beneficiary, may also be made from the Deferred Compensation Plan upon the director's death, total and permanent disability, or termination of service from the Board. Participants in the Deferred Compensation Plan would not recognize taxable income with respect to the Deferred Compensation Plan benefits until the assets are actually distributed.

         The Company maintains a retirement plan for outside directors (the "Directors Plan"). Directors who have served the Board for five years or more and are not Bank employees are eligible to receive benefits under the Directors Plan. Upon a director's retirement from the Board on or after five years of service and the attainment of age 60, the director is entitled to receive a retirement benefit equal to 60% of the annual retainer paid immediately prior to retirement plus 60% of the board meeting fees paid for the director's attendance at board meetings at the annual rate which was in effect immediately prior to his retirement. If a director retires after five years or more of service but before attaining age 60, the director is entitled to one-half of the benefits otherwise available to him. Retirement benefits commence on the first day of the calendar quarter following the director's attainment of age 65, or if retirement occurs later, on the first day of the calendar quarter following retirement. Such retirement benefits are paid for a period equal to the lesser of the number of a director's completed full years of service, his life, or ten years. No survivor benefits are payable under the Directors Plan. During the fiscal year ended June 30, 2003, the expense to the Bank of the Directors Plan was $94,289.

         1995 Stock Option Plan. The Company's 1995 Stock Option Plan is a self-administering plan that granted to each of nonemployee directors Ferrier, McDowell, Stadler, Creal, Carr and six former directors nonstatutory options to purchase 22,000 shares of Common Stock (adjusted for stock splits and stock dividends), all of which have vested. The exercise price per share for each option is equal to 95% of the fair market value of the Common Stock on the date the option was granted, or in the case of all options awarded during the fiscal year ended June 30, 1996, $5.58 per share (as adjusted). In the fiscal year ended June 30, 2000, Director Bauer was awarded 2,000 options with a strike price of $7.81, the then-current market value, and a five-year vesting schedule. In the fiscal year ended June 30, 2002, Directors King and Long were each awarded 2000 options with a strike price of $9.78, the then-current market value, and a five-year vesting schedule. All options granted under the 1995 Stock Option Plan expire upon the earlier of ten years following the date of grant or one year following the date the optionee ceases to be a director. However, in the event of termination of service or employment due to death, disability, normal retirement or a change of control of the Company, nonstatutory stock options may be exercised for up to five years.

         2000 Stock Option Plan. The Company's 2000 Stock Option Plan, adopted on November 17, 2000, is a self-administering plan pursuant to which directors Creal, King, Carr, Bauer, Ferrier, McDowell, Stadler and Long were granted on October 18, 2001 nonstatutory options to purchase 80,000 shares of Common Stock at an exercise price of $9.78 per share, the then-current market price. All nonstatutory options granted under the 2000 Stock Option Plan expire upon the earlier of ten years from the date of grant or one year following the date the optionee ceases to be a director. However, in the event of termination of service or employment due to death, disability, normal retirement or a change of control of the Company, nonstatutory options may be exercised for up to five years.

EMPLOYMENT AGREEMENTS

         The Company and Mr. William J. Wagner are parties to a three-year employment agreement under which Mr. Wagner serves as President and Chief Executive Officer of the Company and the Bank and Director of the Company. On each anniversary date the contract renews for an additional year, and if it is not renewed it expires 36 months following the anniversary date. Under the agreement, Mr. Wagner's current base salary of $375,000 may be increased but not decreased. In the event the Company terminates the executive's employment for reasons other than for cause, or in the event the executive resigns from the Company and/or the Bank following a change of control of the Bank or the Company or under certain other circumstances, the executive or his beneficiaries would be entitled to severance pay of three times the sum of the highest rate of base salary plus the highest rate of cash bonus paid to him during the prior three years. The Company/Bank would also continue the executive's life, health and dental coverage for 36 months from the date of termination. Payments to the executive would be reduced, if necessary, so as not to be an "excess parachute payment" as defined by Internal Revenue Code ("Code") Section 280G (relating to payments made in connection with a change in control). The employment agreement contains a non-compete provision which restricts Mr. Wagner from competing with the Bank under certain circumstances following a termination of employment.

         The Company and Messrs. LaRocca, Ordiway, Parry and Vecellio (the executives) are each a party to a three-year employment agreement under which the executives serve as executive officers of the Bank and/or the Company. On each anniversary date the contract renews for an additional year, and if it is not renewed it expires 36 months following such anniversary date. Under the agreement, each of the executive's current base salary may be increased but not decreased. In the event the Bank and/or the Company terminates an executive's employment for reasons other than for cause, or in the event the executive resigns from the Bank and/or the Company following a change of control of the Bank or the Company or under certain other circumstances, the executive or his beneficiaries would be entitled to severance pay of three times the sum of the highest rate of base salary plus the highest rate of cash bonus paid to him during the prior three years. The Company/Bank would also continue the executive's life, medical and dental coverage for 18 months from the date of termination. Payments to the executive would be reduced, if necessary, so as not to be an "excess parachute payment" as defined by Code Section 280G (relating to payments made in connection with a change in control). The employment agreement contains a non-compete provision which restricts the executives from competing with the Bank under certain circumstances following a termination of employment.

DEFINED BENEFIT PLAN

         The Bank maintains a noncontributory defined benefit plan ("Retirement Plan"). All employees age 21 or older who have worked at the Bank for a period of one year and have been credited with 1,000 or more hours of employment with the Bank during the year are eligible to accrue benefits under the Retirement Plan. The Bank annually contributes an amount to the Retirement Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). At June 30, 2003, the Retirement Plan fully met its funding requirements under
Section 412 of the Code.

         At the normal retirement age of 65, the plan is designed to provide a life annuity with a minimum payment period of ten years. The retirement benefit provided is an amount equal to 1.6% of a participant's average monthly salary based on the average of the five consecutive years of the last ten calendar years providing the highest monthly average multiplied by the participant's years of service to the normal retirement date (up to a maximum of 25 years) plus: (i) 0.6% of such average monthly compensation in excess of one-twelfth of covered compensation (as defined in the plan) multiplied by the participant's total number of years of service up to a maximum of 25 years, and (ii) for participants who retire on or after June 1, 1995, 0.6% of such participant's average monthly compensation multiplied by the participant's number of years of service between 25 years and 35 years. Retirement benefits are also payable upon retirement due to early and late retirement, disability or death. A reduced benefit is payable upon early retirement at or after age 55 and the completion of fifteen years of service with the Company (or after 25 years of service and no minimum age). Upon termination of employment other than as specified above, a participant who was employed by the Bank for a minimum of five years is eligible to receive his or her accrued benefit commencing, generally, on such participant's normal retirement date. Benefits under the Retirement Plan are payable in various annuity forms. For the plan year ended December 31, 2002, the Bank made a contribution to the Retirement Plan of $5.3 million.

         The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 2003, expressed in the form of a single life annuity with 10 years guaranteed for the final average salary and benefit service classifications specified below.


                                   Years of Service and Annual Benefit Payable at Retirement
    Average           -------------------------------------------------------------------------------------
 Compensation             15              20             25             30             35             40
  ---------           ---------       ---------      ---------      ---------      ---------      ---------
  $  25,000           $   6,000       $   8,000      $  10,000      $  10,750      $  11,500      $  11,500
  $  50,000           $  12,000       $  16,000      $  20,000      $  21,500      $  23,000      $  23,000
  $  75,000           $  18,200       $  24,266      $  30,333      $  32,583      $  34,833      $  34,833
  $ 100,000           $  26,450       $  35,266      $  44,083      $  47,083      $  50,083      $  50,083
  $ 125,000           $  34,700       $  46,266      $  57,833      $  61,583      $  65,333      $  65,333
  $ 150,000 plus      $  42,950       $  57,266      $  71,583      $  76,083      $  80,583      $  80,583

         As of the plan year ended December 31, 2002, Messrs. Wagner, LaRocca, Ordiway, Parry and Vecellio had 19, 17, 28, 21 and 26 years of credited service (i.e., benefit service), respectively.

         The accrued annual pension benefit as of June 30, 2003 for Messrs. Wagner, LaRocca, Ordiway, Parry and Vecellio are $66,946, $30,684, $58,996, $51,843 and $50,387, respectively.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         The Bank has adopted a non-qualified supplemental executive retirement plan ("SERP") for certain executives of the Bank to compensate those executive participants in the Bank's Retirement Plan whose benefits are limited by Section 415 of the Code (which places a limitation on annual benefits at $160,000 in 2002) or Section 401(a)(17) of the Code (which places a limitation on compensation at $200,000). The SERP provides the designated executives with retirement benefits generally equal to the difference between the benefit that would be available under the Retirement Plan but for the limitations imposed by Code Sections 401(a)(17) and 415 and that which is actually funded as a result of the limitations.

         Pre-retirement survivor benefits are provided for designated beneficiaries of participants who do not survive until retirement in an amount equal to the lump sum actuarial equivalent of the participant's accrued benefit under the SERP. Pre-retirement benefits are payable in 120 equal monthly installments. The SERP is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the SERP are payable from the general assets of the Bank.

         The benefits paid under the SERP supplement the benefits paid by the Retirement Plan. The following table indicates the expected aggregate annual retirement benefit payable from the Retirement Plan and SERP to SERP participants, expressed in the form of a single life annuity with a 10-year guaranteed payment for the final average salary and benefit service classifications specified below:

                                     Years of Service and Annual Benefit Payable at Retirement
     Average          --------------------------------------------------------------------------------------
   Compensation          15               20             25            30                35            40
   ------------       ---------        ---------      ---------     ---------        ---------     ---------
    $ 100,000         $  26,450        $  35,266      $  44,083     $  47,083        $  50,083     $  50,083
    $ 125,000         $  34,700        $  46,266      $  57,833     $  61,583        $  65,333     $  65,333
    $ 150,000         $  42,950        $  57,266      $  71,583     $  76,083        $  80,583     $  80,583
    $ 175,000         $  51,200        $  68,266      $  85,333     $  90,583        $  95,833     $  95,833
    $ 200,000         $  59,450        $  79,266      $  99,083     $ 105,083        $ 111,083     $ 111,083
    $ 250,000         $  75,950        $ 101,266      $ 126,583     $ 134,083        $ 141,583     $ 141,583
    $ 300,000         $  92,450        $ 123,266      $ 154,083     $ 163,083        $ 172,083     $ 172,083
    $ 350,000         $ 108,950        $ 145,266      $ 181,583     $ 192,083        $ 202,583     $ 202,583
    $ 400,000         $ 125,450        $ 167,266      $ 209,083     $ 221,083        $ 233,083     $ 233,083

         At June 30, 2003, Mr. Wagner had 20 years of credited service under the SERP. The Bank's pension cost attributable to the SERP was approximately $42,316 for the fiscal year ended June 30, 2003.

STOCK OPTIONS

         Set forth below is certain information concerning exercised and unexercisable options held by Named Executive Officers on June 30, 2003.

                                                             NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                               SHARES                            OPTIONS AT             IN-THE-MONEY OPTIONS AT
                              ACQUIRED       VALUE             FISCAL YEAR-END             FISCAL YEAR-END(1)
          NAME             UPON EXERCISE    REALIZED      EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
          ----             -------------    --------      -------------------------     -------------------------


William J. Wagner                _              _                85,640/3,960               $839,902/ $56,256

Gregory C. LaRocca               _              _                27,740/6,660               $267,408/ $27,255

Raymond R. Parry                 _              _                38,740/6,660               $379,113/ $27,255

Robert A. Ordiway                _              _                30,740/6,660               $297,873/ $27,255

James E. Vecellio                _              _                40,230/4,620               $398,031/ $21,690

-----------------------------
(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on June 30, 2003, at which date the last sale of the Common Stock as quoted on the Nasdaq National Market was at $16.03 per share.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

         Federal law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. Federal regulations permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees, and the Bank offers its employees interest rate discounts of up to 50 basis points on loans made by the Bank to such persons for personal use. The Company's policy is that loans made to a director in excess of $100,000 for non-residential purposes must be approved in advance by a majority of the disinterested members of the Board of Directors. Loans to executive officers must be approved by the full Board of Directors regardless of amounts. Except as described above, loans to the Company's current directors, principal officers, nominees for election as directors, securityholders known by the Company to own more than 5% of the outstanding Common Stock, or associates of such persons (together, "specified persons"), are made in the ordinary course of business on the same terms as those prevailing at the time for comparable transactions with other than specified persons, and do not involve more than a normal risk of collectibility or present other unfavorable features.

         The Company intends that, except as described above, all transactions between the Company and its executive officers, directors, holders of 10% or more of the Common Stock, and affiliates thereof, will contain terms no less favorable to the Company than could have been obtained by it in arms-length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

              PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors of the Company has approved the engagement of KPMG LLP to be the Company's auditors for the fiscal year ending June 30, 2004, subject to the ratification of the engagement by the Company's stockholders. At the Meeting, the stockholders will consider and vote on the ratification of the engagement of KPMG LLP for the Company's fiscal year ending June 30, 2004. A representative of KPMG LLP is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

         Set forth below is certain information concerning aggregate fees billed for professional services rendered by KPMG LLP during the fiscal year ended June 30, 2003. All Other Fees include $83,250 for tax planning and compliance services, $8,500 for accounting services related to various acquisitions, $15,500 for the audit of an employee benefit plan and $21,350 for other assurance services:


         Audit Fees                                                                     $238,000
         Financial Information Systems Design and Implementation Fees                   $     --
         All Other Fees                                                                 $128,600

         The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax consulting services rendered, is compatible with maintaining the independence of KPMG LLP. The Audit Committee concluded that performing such services does not affect the independence of KPMG LLP in performing its function as auditor of the Company.

         In order to ratify the selection of KPMG LLP as the auditors for the fiscal year ending June 30, 2004, the proposal must receive at least a majority of the votes cast, without regard to broker non-votes, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of KPMG LLP as auditors for the 2004 fiscal year.

                   ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
                              AT AN ANNUAL MEETING

         The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company no later than five days before the date of the meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. The chairman of an annual meeting may, if the facts warrant, determine and declare to the meeting that certain business was not properly brought before the meeting in accordance with the provisions of the Company's Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. This provision is not a limitation on any other applicable laws and regulations. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2004 Annual Meeting of Stockholders must be given to the Company no later than five days prior to the date of the meeting, as indicated above.

                              STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy materials for the Company's 2004 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 301 Second Avenue, Warren, Pennsylvania 16365, no later than June 22, 2004. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Special Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

                                  MISCELLANEOUS

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation. The Company's 2003 Annual Report to Stockholders has been mailed to all stockholders of record as of the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

               HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS

         The Company intends to deliver only one Annual Report and Proxy Statement to multiple registered stockholders sharing the same address unless it has received contrary instructions from one or more of the stockholders. If individual stockholders wish to receive a separate copy of the Annual Report or Proxy Statement they may call or write and request separate copies currently or in the future as follows:

                             Shareholder Relations
                             Northwest Bancorp, Inc.
                             301 Second Avenue
                             Warren, PA 16365-2353
                             Phone:   (814) 728-7263
                             Fax:     (814) 728-7716

Registered stockholders sharing the same address and receiving multiple copies of Annual Reports or Proxy Statements may request the delivery of a single copy by writing or calling the above address or phone number.

                            BY ORDER OF THE BOARD OF DIRECTORS



                            Gregory C. LaRocca
                            Executive Vice President and Corporate Secretary

Warren, Pennsylvania
October 20, 2003

                                                                      APPENDIX A
                                                                      ----------

                             Northwest Bancorp, Inc.
                             Audit Committee Charter


I. AUDIT COMMITTEE PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     -    Monitor financial reporting to governmental agencies and the public
     - Appoint, compensate, and monitor the independence and performance of the bank's independent auditors
     -    Monitor the performance of the Company's internal audit function
     - Provide an avenue of communication among the independent auditing firm, management, the internal auditing department, and the Board of Directors.

The company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditing firm for the purpose of rendering an opinion on the Company's financial statements. The Company shall also provide funding and grants the Committee the specific authority to retain outside legal, accounting, or other advisers deemed necessary to carry out their responsibilities.


II. MEMBERSHIP

The Audit Committee members shall be appointed by the Board of Directors and meet the independence and "financial literacy" requirements of the NASDAQ Exchange. The Audit Committee shall be comprised of three or more directors each of whom shall be non-executive directors, free from any relationship that would interfere with the exercise of their independent judgment. At least one member of the Audit Committee shall have the requisite accounting or related financial management expertise to qualify as an "audit committee financial expert" as defined by the Securities and Exchange Commission (SEC).


III. MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee shall meet periodically in separate executive sessions with management, the internal auditors and the independent auditing firm to discuss matters relevant to the Committee's responsibilities. The Committee also meets in executive session with only directors present. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditing firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.


IV. AUDIT COMMITTEE AUTHORITY AND DUTIES

The Audit Committee shall review and reassess the adequacy of this charter at least annually. The charter shall be presented to the Board of Directors for approval and have the document published in the proxy statement at least every three years in accordance with SEC regulations.

The independent auditors shall report directly to the Audit Committee. The Audit Committee shall be directly responsible for the appointment, compensation, oversight of their work, evaluation and termination of the independent auditor for the purpose of preparing and issuing an audit report and related work. All auditing services (including underwriting comfort letters) and permitted non-audit services to be considered with the independent auditors shall be reviewed and pre-approved by the Committee.

The Committee is responsible for resolution, should they arise, of disagreements between management and internal audit or the independent auditing firm.

The Audit Committee will review the Company's annual audited financial results and the Company's quarterly financial results prior to filing or distribution. The Committee shall include discussion with management and independent auditors of significant issues regarding accounting principles, practices, judgments, and alternative treatments within generally accepted accounting principles. Matters required to be communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61 may be communicated to the Chairman of the Committee and represent the entire Audit Committee for purposes of this review.

The Committee is responsible to oversee the financial reporting process, the process and structure over internal control, work of the internal auditors, and the relationship with the independent auditing firm. Management is responsible for appropriate preparation and presentation of financial information and for related policies and internal controls, internal audit for providing timely testing of controls and compliance and for reporting thereon, and the independent auditing firm for completion of procedures with respect to quarterly and annual financial reporting in accordance with professional standards.

The Committee shall discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures.


OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT AUDITORS
---------------------------------------------------------------------

On an annual basis, the Committee shall review and discuss with the independent auditing firm all significant relationships they have with the Company that could impair the auditors' independence. The Audit Committee shall review the independent auditing firm's audit plan; discuss scope, staffing, locations, reliance upon management, and internal audit and general approach.

Prior to releasing the year-end earnings, the Audit Committee shall discuss the results of the audit with the independent auditing firm. They shall also discuss certain matters required to be communicated to Audit Committees in accordance with AICPA SAS No. 61.

The Audit Committee shall consider the independent auditing firm's judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.


INTERNAL AUDIT DEPARTMENT
-------------------------

The Audit Committee shall review the organizational structure, qualifications and staffing levels of the internal audit department, scope of its work and planned activities. The Committee will review and approve any outsourcing or co-sourcing arrangements pertaining to the internal audit function.

The Committee shall review the appointment, termination, and replacement of senior audit executives.

As deemed appropriate, the Committee shall review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

OTHER AUDIT COMMITTEE RESPONSIBILITIES
--------------------------------------

Annually, the Committee shall prepare a report to shareholders as required by the Securities and Exchange Commission. The report shall be included in the Company's annual proxy statement.

The Committee shall perform any other activities consistent with this charter, the Company's by-laws, and governing law, as the Committee or Board deems necessary or appropriate.

                        ANNUAL MEETING OF STOCKHOLDERS OF

                             NORTHWEST BANCORP, INC.
                                NOVEMBER 19, 2003


                           PLEASE DATE, SIGN AND MAIL
                             YOUR PROXY CARD IN THE
                            ENVELOPE PROVIDED AS SOON
                                  AS POSSIBLE.

     Please detach along perforated line and mail in the envelope provided.

--------------------------------------------------------------------------------

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

         PLEASE SIGN, DATE AND RETURN PROMPTLYIN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [ x ]

1. The election as directors of all nominees listed below

                               NOMINEES:
   [ ]   FOR ALL NOMINEES      O Richard L. Carr
                               O John M. Bauer
   [ ]   WITHHOLD AUTHORITY
         FOR ALL NOMINEES

   [ ]   FOR ALL EXCEPT
         (See instructions below)



INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark
              "FOR ALL EXCEPT" and fill in the circle next to each nominee you
              wish to withhold, as shown here:   o

-------------------------------------------------------------------------------

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that
changes to the registered name(s) on the account may not be submitted      [ ]
via this method.

-------------------------------------------------------------------------------

                                                          FOR  AGAINST  ABSTAIN
2. The ratification of the appointment of KPMG LLP as     [ ]    [ ]      [ ]
   auditors for the fiscal year ending June 30, 2004.


Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Meeting, a proxy statement dated October 20, 2003, and audited financial statements.


   MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING.   [ ]



Signature of Stockholder                                        Date:
                         --------------------------------------       ----------

Signature of Stockholder                                        Date:
                         --------------------------------------       ----------

    NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                 REVOCABLE PROXY
                             NORTHWEST BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 19, 2003

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned hereby appoints the official proxy committee consisting of the entire Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the 2003 Annual Meeting of Stockholders ("Meeting") to be held on November 19, 2003 at the Knights of Columbus Hall, located at 219 Second Avenue, Warren, Pennsylvania, at 11:00 a.m. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANYOTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)